Exhibit 10.16

ICI “WebERF” SOFTWARE LICENSE AGREEMENT

Name and Address of Client:
Associated Third Party Administrators
1640 South Loop Road
Alameda, CA 94502

INFORMATION CONCEPTS, INC.(“ICI”) and ASSOCIATED THIRD PARTY ADMINISTRATORS, INC. ("Client") hereby agree as follows:

1.	GRANT

1.1
ICI grants to Client a two year, exclusive and non-transferable right and license to use the version of computer software programs and related documentation and materials together (the WebERF "Software") on the computer equipment (the "designated CPU") and at the location (the "Location") for uses identified in Schedule A.

2.	PROPRIETARY RIGHTS AND NONDISCLOSURE

2.1
The Software may be copied by Client for use within the scope of this License provided that Client may make only the number of copies that are needed for proper operation and backup. The original and all copies of the Software or any portion thereof made by Client shall be and remain the property of ICI, except as set forth herein. Client shall display the copyright and proprietary notices of ICI or any other person on all copies of the Software or any portion thereof in the same form as such notices appeared in the original Software.

2.2
Title to all intellectual property rights, including patent, trademark, copyright and trade secrets rights, related to the Software, including any modifications to the Software made by ICI at the request and expense of Client, shall remain with ICI, except as is expressly identified herein.

2.3	Client acknowledges and agrees that the Software and the systems, ideas, methods of operation, and information contained therein are proprietary "trade secret" information of ICI.

2.4
Each party shall maintain all proprietary information of the other party in strict confidence and take all reasonable steps necessary to ensure that such proprietary information is not disclosed to any person other than Client or ICI and their employees, agents and representatives.

2.5
ICI will instruct its personnel that any information received from Client marked as "Confidential" is proprietary to Client and is not to be disclosed to any person other than Client or ICI and their employees, agents and representatives.

2.6	Either party shall immediately notify the other of any factors or information of which it becomes aware which in any way suggests improper disclosure of confidential information of the other.

2.7	The covenants and provisions of this Section 2 shall survive the termination of this Agreement.

3.	TERM

3.1
ATPA shall receive and ICI shall provide certain ongoing license and maintenance rights and obligations with respect to the Web ERF software for two years unless and until terminated as provided below. At the end of two years, this software will be transferred and assigned to Trust Benefit Technologies, a Delaware limited liability company (“TBT”) for consideration of $100.00, plus any priority debt balance as described more fully set forth below.

4.	FEES

4.1	Client shall pay to ICI the license fees set forth in Schedule A for the two-year term at the time and place and in the manner specified in Schedule A.

4.2
All payments or reimbursements to ICI pursuant to this License shall be made without setoff or counterclaim and free and clear of and without deduction for any and all present and future tariffs, stamp duties, sales tax, use tax, personal property tax, value added tax, royalty withholding, levies, import taxes, imposts, or duties.

4.3
Priority of Debt Balance of ICI. Certain priority debt balance of ICI, as defined in the “Asset Contribution and Combination Agreement” signed by and between the parties as monies currently owed or due to the California EDD,WFB or required to rectify default in the ICI 401K Plan. The monies set forth in Paragraph 4.1 and Exhibit A will be held in a segregated account and the debts paid monthly as set forth in Exhibit A until paid in full. Any remaining priority debt will be transferred to TBT with the Web ERF software after two years.

5.	INDEMNITY

ICI warrants that it has all the necessary authority to grant this license and it will defend, indemnify and hold Client harmless from and against any claim that the Software infringes any patent, copyright or other proprietary interest, subject to the following:

5.1
ICI at its own expense will defend any action brought against Client to the extent that such action is based on a claim that the Software infringes any patent, copyright, trade secret or other proprietary right of any third party, provided that ICI is notified in writing of the same within a reasonable period after Client receives notice of such action and the action does not stem from modifications Client has made to the Software and without which the suit would not have been brought.

5.2
In any action solely for damages against Client, ICI shall have the right to control the defense of such action, including the right to determine the amount of any monetary settlement. Client may participate in the defense of any such action or proceeding through counsel of its choice at ICI’s expense. ICI shall have no responsibility or liability for any settlement made by Client without ICI's prior written approval.

5.3
In any action against Client for injunctive relief, including without limitation actions for damages and injunctive relief, Client shall have the right to control the defense of such action, including the right to settle the injunctive claims on any terms Client deems appropriate. Client shall have no responsibility or liability for any settlement of claims for injunctive relief made by ICI without Client’s prior express written approval.

5.4
If ICI and/or Client are, or in the opinion of ICI are likely to be, subjected to or enjoined from using the Software by reason of a claim described in Section 5.1, ICI at its option and expense may procure the right for Client to continue to use the Software or replace or modify the Software to make it non-infringing.

6.	WARRANTY

For the period and subject to the limitations specified in Section 7.1:

6.1
ICI warrants that the Software is free of defects which materially affect system performance and will perform in accordance with the Systems Specifications ("Specifications") delivered with the Software, and with the updated Specifications which may be delivered with any modifications, updates or enhancements that Client may receive from ICI pursuant to its warranty obligations, provided that the Software is run in accordance with its documentation and on compatible equipment and systems software and operated by persons of reasonable skill.

6.2
ICI shall not be obligated to correct defects (a) unless Client has applied all corrections for the Software provided by ICI to Client prior to such notification by Client, (b) attributable to improper or incorrect usage or operation of the Software, (c) if any part of the Software has been altered, modified or converted (unless the alteration, modification or conversion was done by ICI as a result of its obligations under Section 7.1) or (d) arising from hardware related problems or software problems due to interfacing of the Software with Client's hardware or software.

6.3
THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ONLY AN AUTHORIZED OFFICER OF ICI MAY MAKE MODIFICATIONS TO THIS WARRANTY OR ADDITIONAL WARRANTIES, AND SUCH MODIFICATIONS OR ADDITIONAL WARRANTIES MUST BE IN WRITING. ACCORDINGLY, ADDITIONAL STATEMENTS SUCH AS THOSE MADE IN ADVERTISING OR PRESENTATIONS, WHETHER ORAL OR WRITTEN, DO NOT CONSTITUTE WARRANTIES BY ICI AND MAY NOT BE RELIED UPON AS SUCH.

7.	LIMITATION OF REMEDIES

ICI's entire liability under this Agreement and Client's exclusive remedies shall be as set forth in Articles 7 and 9.

7.1
For any claim concerning the performance or nonperformance by ICI pursuant to, or in any other way related to, the subject matter of this Agreement (other than a claim under the limited warranty), Client shall be entitled to recover its actual direct damages to the limits set forth below.

7.2
Except for the indemnifications required by Section 5 of this Agreement, which shall not be deemed to be liability for breach for purposes of this Section, in no event shall the cumulative liability of ICI for actual direct damages of Client arising out of this Agreement or with respect to the installation, use, operation or support of the Software exceed 200% of the amount paid to ICI by Client for the use of the Software not including attorneys fees and costs. This limitation shall apply regardless of the form of action, whether in contract or tort, including negligence.

7.3	No action, regardless of form, arising out of this Agreement may be brought by Client or ICI more than two years after the circumstances giving rise to the action were first actually discovered.

8.	INSTALLATION / SUPPORT / MAINTENANCE

8.1
ICI shall be responsible for the initial physical installation of the Software with full and timely support and cooperation from Client who will provide the workforce necessary thereafter (except for ICI’s obligations under Paragraph 8.2). Such installation shall be deemed successful and complete upon the first to occur of (i) Client acknowledging to ICI successful installation, (ii) if Client so requests, ICI successfully verifying the installed Software by walking through an agreed series of on-line functions, (iii) forty-five (45) days after Client commences use of the Software in a production environment, unless within such period Client notifies ICI that it has rejected the Software, returns the Software to ICI and ceases all use of the same, or (iv) Client and ICI entering into a written agreement providing that the Software has been successfully installed, which agreement may be conditioned upon ICI’s correction of certain “punch list” items.

8.2	Maintenance for two years shall the responsibility of ICI upon reasonable notice by client.

9.	DEFAULT

9.1
To secure the performance of this License Agreement, ATPA shall pledge one-half (1/2) of membership interest in TBT, which interests shall transfer to ICI upon default by ATPA under the License Agreement as provided hereunder. The membership interests that are subject to the pledge agreement shall be reduced by ten percent (10%) for every $100,000 paid by ATPA to ICI pursuant to the License Agreement, provided that the pledge amount shall never be reduced below an amount such that the sum of ICI’s membership interest in the pledge amount is less than fifty-one percent (51%) of the total voting membership interest of the Company, and provided further that in the event of issuances of additional voting membership interests of the Company or other diluting events, the pledge amount shall be adjusted (including increased, as applicable, but not above one-half of ATPA’s total membership interest), to meet the minimum fifty-one percent (51%) requirement. A pledge agreement is attached hereto as Exhibit B.

9.2
For purposes of this Agreement, event of default shall mean the failure to pay any amount due within forty-five (45) days after written notice that payment is delinquent (provided that the amount is not subject to a bonafide dispute), the material breach of any of the provisions of Section 2, the filing of a voluntary insolvency or bankruptcy of a party, or the failure to obtain a dismissal or obtain court approval of a plan of reorganization within a reasonable period after commencement of any involuntary insolvency or bankruptcy proceeding against a party.

9.3	Upon the termination of this Agreement, ICI shall provide copies of the Software and associated documentation together with all other items to NEWCO provided that Client has fully paid for such items.

9.4
Any such termination shall be in addition to and not in lieu of any other remedies which the non-defaulting party may have against the defaulting party at law or in equity for the breach of this agreement.

9.5	Termination of this License shall not extinguish any liability or continuing obligation under it.

10.	GENERAL

10.1
This Agreement, including the attached Schedules, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written discussions, representations, understandings and agreements.

10.2	No amendment or modification of this Agreement will be effective for any purpose unless it is in writing and signed by the parties.

10.3	If any provision of this Agreement is invalid or otherwise unenforceable, the remaining provisions shall continue in full force and effect.

10.4	The waiver or failure of ICI or client to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

10.5
Neither party shall be in default by reason of any failure in performance, other than the failure to make payments when due, if such failure arises from causes beyond the control of such party, including acts of God, natural disaster, strikes, freight embargo, a communication line failure or the failure of computer equipment or software not developed by ICI.

10.6
This Agreement shall be binding upon each of the parties and their respective successors and permitted assigns. This license is strictly personal to Client. Client shall not sublicense, transfer or assign any of its rights or obligations hereunder to any other person, firm or corporation without the prior written consent of ICI. In the case of an assignment or transfer of all of Client's rights and obligations hereunder, ICI shall not unreasonably withhold consent. Any transaction or series of transactions as a consequence of which there is a Change in Control of Client shall be deemed to be an assignment. "Change in Control" shall mean: (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

10.7
Each party acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms. Titles and paragraph headings are for convenient reference and are not a part of this Agreement. Words importing the singular shall include the plural number and vice versa and words importing the neutral gender shall include the masculine and feminine as the case may require.

10.8
Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between ICI and Client. Neither party shall have any power or authority to bind the other or to act as an agent, employee or representative of the other.

10.9
Any notice required or authorized to be given hereunder may be given by prepaid first class mail letter or by private overnight carrier, addressed to the address set forth on the first page hereof or such other address as a party may specify by written notice. Notice shall be deemed given on the date of receipt.

10.10	This Agreement shall be construed and enforced in accordance with the laws of the State of California and the United States of America.

            Any controversy or claim arising out of or relating to this agreement, or the making, performance, or interpretation thereof including fee disputes or claims of malpractice, negligence, malfeasance or breach of fiduciary duty shall be resolved by binding arbitration in accordance with the then current applicable Rules of the American Arbitration Association, and the arbitration proceeding shall be held in Los Angeles, California, and the arbitrators shall follow California law, allow discovery where appropriate and be experienced in the subject matter of the matter in dispute. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

NOTICE: THE PARTIES ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND THE PARTIES ARE GIVING UP ANY RIGHTS THEY MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. THE PARTIES ARE GIVING UP THEIR JUDICIAL RIGHTS TO APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES’ AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO BINDING ARBITRATION.

10.11
Attorney’s Fees. Should any arbitration or litigation be commenced between the parties to this Agreement, concerning any provision of this Agreement or the rights and obligations of any party or the estate of any party in relation thereto, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney’s fees and costs.

10.12	Counterparts. This Agreement may be executed in counterparts and facsimile signatures have the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates shown below.

INFORMATION CONCEPTS, INC.		CLIENT: ASSOCIATED THIRD PARTY ADMINISTRATORS

By	/s/ Bruce Biller	By	/s/ Richard Stierwalt
	Authorized Signature		Authorized Signature

	Bruce Biller		Richard Stierwalt
	Name		Name

	President		CEO/President
	Title		Title

	1/31/08		1/31/08
	Date		Date

BENEFITS TECHNOLOGIES, LLC

By	/s/ Scott VanDeursen
Authorized Signature

Scott VanDeursen
Name

CEO
Title

1/31/08
Date

EXHIBIT A
ICI SOFTWARE LICENSE AGREEMENT

1.	Client's Computer Facility Location, Address, Designated CPU and Permitted Uses:

Client may run the Software on any CPU(s) owned or leased by Client.

2.	Delivery of Deliverables:

ICI shall deliver to Client a copy of the object code of the Software together with all documentation, written descriptions (Specifications), applicable program narratives and references necessary to the full utilization of the object code for the Software.

3.	License Fee:

$25,000 per month for two years payable on the 1st day of each month.

4.	Payments shall be paid to:

INFORMATION CONCEPTS, INC. 2200 E. Route 66, Suite 102 Glendora, CA 91740 Attention: _____________________

5.	Training of Licensee Personnel

Specifications

ICI shall provide or have provided one (1) day of training, by at least one (but no more than three) qualified ICI personnel, in the use of the Software, to be attended by up to 10 Client employees, at Client’s Alameda, California location or at such other location as the parties may agree.  The starting dates of the training shall be as agreed by the parties, but in no case later than 180 days after the execution of this Agreement, as required.

This Exhibit A is hereby incorporated into and made a part of the ICI Software License Agreement referenced above between ICI and Client.

INFORMATION CONCEPTS, INC.		CLIENT: ASSOCIATED THIRD PARTY ADMINISTRATORS, INC.

By		By
	Authorized Signature		Authorized Signature

	Name		Name

	Title		Title

	Date		Date

EXHIBIT B
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is entered into as of this ____ day of ________________, 20____, by and among ASSOCIATED THIRD PARTY ADMINISTRATORS, INC. (“Pledgor”) and INFORMATION CONCEPTS, INC. (“Pledgee or Secured Party”).

RECITALS

A. PARTIES. The parties hereto have entered into a WebERF Software License Agreement (“License Agreement”) dated January _____, 2008, by and among ASSOCIATED THIRD PARTY ADMINISTRATORS, INC. (“ATPA”), and INFORMATION CONCEPTS, INC. (“ICI”).

B. PURPOSE. Pursuant to the License Agreement, fifty percent (50%) of the membership interest owed by ATPA in Trust Benefit Technologies (“TBT”) one pledged as security for the monthly payments due for two years pursuant to Paragraph _____ and Exhibit A of the License Agreement (“Payments”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:

AGREEMENT

1. INCORPORATION OF RECITALS. The Recitals set forth above are true and correct and are incorporated herein by this reference.

2. PLEDGE. In consideration of the amount owed to Pledgee under the License Agreement, Pledgor hereby grants a security interest to Pledgee in the Pledged membership interest.

3. DIVIDENDS OR DISTRIBUTIONS. During the term of this Agreement, and so long as Pledgor is not in default, Pledgor shall be entitled to receive any dividends or distributions declared on the Pledged Shares by the LLC.

4. VOTING RIGHTS. During the term of this Agreement, and so long as Pledgor is not in default, Pledgor shall have the right to vote the Pledged membership interest on any matters.

5. RESTRICTIONS ON SHARES. Pledgee acknowledges that he/she is aware that the Pledged Shares are subject to the Shareholders’ Agreement, and that the Shareholders’ Agreement places restrictions on any voting rights transfer of the Pledged Shares for the two years payment term set forth in the License Agreement.

6. PAYMENT OF THE NOTE. Upon satisfactory written evidence that the payments have been fully paid, the License Agreement will terminate, the WebERF software will transfer immediately to TBT, and this Pledge Agreement will be extinguished.

7. OTHER COVENANTS OF PLEDGOR. Until such time as the Note has been fully paid, the parties hereto agree as follows: No membership interest(s) may be sold with voting rights for the two-year term of payments.

8. DEFAULT. (a) In the event that Pledgor defaults in the performance of any of the terms of this Agreement or the License Agreement, Pledgee shall give written notice of the default (the “Notice”) to the Pledgor at the address set forth in Paragraph 12, below or at such other address as any party may direct in writing. Pledgor shall have forty-five (45) days from receipt of the Notice to cure the default. If the default is not cured within such forty-five (45) day period, (i) Pledgee may declare the entire balance due on the Note immediately due and payable and may thereafter proceed to collect the balance owing on the Note, plus any interest and reasonable costs of collection and reasonable attorney’s fees in connection therewith; or (ii) Pledgee may notify State in writing that Pledgor was given the forty-five (45) day written notice and failed to cure the default within such time period. Within ten (10) days of its receipt of such notice, ATPA shall deliver to Pledgee the blank endorsed membership certificate(s), evidencing the Pledged Interest(s). Upon Pledgee’s receipt of the certificates, the Pledged Shares shall be deemed to have been reissued by the Corporation with all the voting, dividend and other rights conferred upon a shareholder, on a sliding scale basis as set forth in Paragraph 9 (b) hereinbelow;

(b) Upon a default and Pledgee properly following the default provisions in Paragraph 9(a) to secure the performance of this License Agreement, ATPA shall pledge one-half (1/2) of membership interest in TBT, which interests shall transfer to ICI upon default by ATPA under the License Agreement as provided hereunder. The membership interests that are subject to the pledge agreement shall be reduced by ten percent (10%) for every $100,000 paid by ATPA to ICI pursuant to the License Agreement, provided that the pledge amount shall never be reduced below an amount such that the sum of ICI’s membership interest in the pledge amount is less than fifty-one percent (51%) of the total voting membership interest of the Company, and provided further that in the event of issuances of additional voting membership interests of the Company or other diluting events, the pledge amount shall be adjusted (including increased, as applicable, but not above one-half of ATPA’s total membership interest), to meet the minimum fifty-one percent (51%) requirement.

9. WAIVER. Pledgee’s failure to promptly exercise any right or remedy provided herein or by law shall not be a waiver of any obligation of Pledgor nor shall it constitute a modification of this Agreement.

10. AMENDMENTS. This Agreement may be amended only by written consent of all of the parties hereto.

11. NOTICES. Any and all notices, demands, requests, or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be transmitted to the last known address of the recipient. Notice may be given by U.S. first-class mail, postage prepaid; certified mail, return receipt requested; U.S. Express Mail; courier; facsimile, or by electronic transmission (“e-mail”). If sent by U.S. first-class mail, it shall be deemed given forty-eight (48) hours after mailing. With all other means of delivery, it shall be deemed given on the date confirmed by the transmitter.

12. ATTORNEY'S FEES. Should any arbitration or litigation be commenced between the parties to this Agreement, concerning any provision of this Agreement or the rights and obligations of any party or the estate of any party in relation thereto, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees and costs.

13. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or the making, performance or interpretation thereof, which is not resolved through the mediation process referred to above, shall be resolved by binding arbitration in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitration shall take place in Los Angeles, California. The arbitrators selected shall be persons experienced in the subject matter of the dispute. The parties shall have the right to discovery in accordance with Code of Civil Procedure Section 1283.05.

NOTICE: THE PARTIES ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION, AS PROVIDED BY CALIFORNIA LAW, AND THE PARTIES ARE GIVING UP ANY RIGHTS THEY MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. THE PARTIES ARE GIVING UP THEIR JUDICIAL RIGHTS TO APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES' AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

14. BINDING AGREEMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs and legatees.

15. SEVERABILITY. If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

16. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the laws of the State of California.

17. ASSIGNMENT. The rights and obligations hereunder shall not be assignable by any party, except by Corporation to a wholly-owned subsidiary, division or affiliate, without the prior written consent of all parties hereto.

               18. COUNTERPARTS. This Agreement may be executed in counterparts and facsimile signatures have the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

PLEDGOR:	PLEDGEE: